As filed with the Securities and Exchange Commission on July 21, 2005

Registration Statement No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

COGNEX CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Massachusetts	04-2713778
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Vision Drive
Natick, Massachusetts 01760-2059

(Address of Principal Executive Offices) (Zip Code)

1998 Stock Incentive Plan
(Full Title of Plan)

Richard A. Morin
Senior Vice President of Finance and Administration,
Chief Financial Officer and Treasurer
Cognex Corporation
One Vision Drive
Natick, MA 01760-2059

(Name and Address of Agent For Service)

(508) 650-3000
Telephone Number, Including Area Code, of Agent for Service

With a copy to :
Anthony J. Medaglia, Jr., P.C.
Goodwin Procter LLP
Exchange Place
Boston, MA 02109
(617) 570-1000

CALCULATION OF REGISTRATION FEE

		Proposed Maximum		Proposed Maximum
Title of Securities	Amount To Be	Offering Price Per		Aggregate Offering		Amount of
To Be Registered	Registered (1)	Share		Price		Registration Fee
Common Stock, $.002 par value per share	3,985,649	$27.45	(2)	$109,406,066	(2)	$12,878
Common Stock, $.002 par value per share	2,369,123	$28.53	(3)	$67,591,080	(3)	$7,956
Total Fee						$20,834

(1)	This registration statement also relates to such indeterminate number of additional shares of Common Stock, par value $.002 per share, of Cognex Corporation (“Common Stock”) as may be required pursuant to the 1998 Stock Incentive Plan (the “Plan”) in the event of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar event.

(2)	This estimate is made pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the “Securities Act”), solely for the purpose of determining the registration fee. The price per share and aggregate offering price are based upon the weighted average exercise price of the related options granted under the Plan.

(3)	This estimate is made pursuant to Rule 457(c) under the Securities Act, solely for the purpose of determining the registration fee. The price per share and aggregate offering price are based on the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on July 18, 2005.

PART II
Item 5. Interests of Named Experts and Counsel.
Item 8. Exhibits.
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX
EX-5.1 Opinion of Goodwin Proctor LLP
EX-23.2 Consent of Independent Registered Public Accounting Firm
Ex-23.3 Consent of Independent Registered Public Accounting Firm
EX-23.4 Consent of Independent Registered Public Accounting Firm

EXPLANATORY NOTE

     This Registration Statement on Form S-8 is being filed solely for the purpose of registering 6,354,772 additional shares of common stock, par value $.002 per share (“Common Stock”), of Cognex Corporation (the “Company”) issuable pursuant to the Company’s 1998 Stock Incentive Plan (the “Plan”), originally adopted in 1998. The total number of shares issuable under the Plan is 16,098,570 shares, of which 9,743,798 shares were previously registered on Form S-8 (Reg. No. 333-60807, filed with the Securities and Exchange Commission (the “SEC”) on August 6, 1998, and Reg. No. 333-96961, filed with the SEC on July 23, 2002). Pursuant to General Instruction E of Form S-8, the contents of these registration statements are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5. Interests of Named Experts and Counsel.

     The validity of the Common Stock offered hereby will be passed upon for the Company by Goodwin Procter LLP, Boston, Massachusetts. Anthony J. Medaglia, Jr., a partner of Goodwin Procter LLP, is Secretary of the Company.

Item 8. Exhibits.

     The following is a complete list of exhibits filed as part of this Registration Statement.

Exhibit

4.1	Cognex Corporation 1998 Stock Incentive Plan (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-8 [Registration No. 333-60807]).

4.2	First Amendment to the Cognex Corporation 1998 Stock Incentive Plan (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-8 [Registration No. 333-96961]).

4.3	Form of Stock Option Agreement (Non-Qualified) under 1998 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 of the Company’s Quarterly Report on Form 10-Q for the quarter ended October 3, 2004 [File No. 0-17869]).

5.1*	Opinion of Goodwin Procter LLP.

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

23.2*	Consent of Ernst & Young LLP.

23.3*	Consent of PricewaterhouseCoopers LLP.

23.4*	Consent of Ernst & Young LLP.

24.1	Power of Attorney (included in signature page to this registration statement).

*	Filed herewith

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Natick, Massachusetts, on this 21st day of July, 2005.

COGNEX CORPORATION
By:	/s/ Robert J. Shillman
	Name:	Robert J. Shillman
	Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Robert J. Shillman and Richard A. Morin such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or any registration statement for the same offering that is effective upon filing pursuant to Rule 462(b) under the Securities Act), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof. This power of attorney may be signed in several counterparts.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Robert J. Shillman Robert J. Shillman	Chairman and Chief Executive Officer (principal executive officer)	July 21, 2005
/s/ Richard A. Morin Richard A. Morin	Senior Vice President of Finance and Administration, Chief Financial Officer and Treasurer (principal financial and accounting officer)	July 21, 2005
/s/ Jerald G. Fishman Jerald G. Fishman	Director	July 21, 2005
/s/ William A. Krivsky William A. Krivsky	Director	July 21, 2005
/s/ Anthony Sun Anthony Sun	Director	July 21, 2005
/s/ Reuben Wasserman Reuben Wasserman	Director	July 21, 2005

EXHIBIT INDEX

Exhibit No.	Description

4.1	Cognex Corporation 1998 Stock Incentive Plan (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-8 [Registration No. 333-60807]).

4.2	First Amendment to the Cognex Corporation 1998 Stock Incentive Plan (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-8 [Registration No. 333-96961]).

4.3	Form of Stock Option Agreement (Non-Qualified) under 1998 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 of the Company’s Quarterly Report on Form 10-Q for the quarter ended October 3, 2004 [File No. 0-17869]).

5.1*	Opinion of Goodwin Procter LLP.

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

23.2*	Consent of Ernst & Young LLP.

23.3*	Consent of PricewaterhouseCoopers LLP.

23.4*	Consent of Ernst & Young LLP.

24.1	Power of Attorney (included in signature page to this registration statement).

*	Filed herewith